UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                                  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 5, 2013, the Board of Directors (the “Board”) of PHH Corporation, a Maryland corporation (the “Company”), approved and adopted amendments to the Amended and Restated By-Laws of the Company (as previously amended, the “By-Laws”), which are effective as of such date (the “Second Amendment”).  Among the changes to the By-Laws, the Board:

•                  Amended Article I, Section 1.10 to expand the disclosure requirements for stockholders who make nominations to the Board at a meeting of stockholders of the Company, to require stockholders to deliver to the Company additional disclosures regarding proposed director nominees, and to require all director nominees to provide specified information and representations in order to be eligible to be elected as a director, including the submission of a written questionnaire with respect to the background and qualifications of such director nominees.

•                  Amended Article I, Section 1.11 to expand the disclosure requirements for stockholders who propose business at an annual meeting of stockholders of the Company.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment which is filed herewith as Exhibit 3.1, and incorporated herein by reference in its entirety.

Item 9.01.                                                  Financial Statements and Exhibits.

(d)                            Exhibits.

3.1                                    Second Amendment to the Amended and Restated By-Laws of PHH Corporation, effective December 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 11, 2013

Exhibit Index

Exhibit No.	Description

3.1	Second Amendment to the Amended and Restated By-Laws of PHH Corporation, effective December 5, 2013.